As filed with the Securities and Exchange Commission on May 16, 2005

                                                Registration No. 333-___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         APPLEBEE'S INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                 43-1461763
       (State or other jurisdiction                   (I.R.S. Employer
     of incorporation or organization)               Identification No.)

                             4551 West 107th Street
                           Overland Park, Kansas 66207
          (Address, including zip code, of Principal Executive Offices)

           APPLEBEE'S INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN APPLEBEE'S INTERNATIONAL, INC. AMENDED AND RESTATED 1995 EQUITY INCENTIVE PLAN
                           (Full titles of the plans)

                                  Lloyd L. Hill
                             Chief Executive Officer
                         Applebee's International, Inc.
                             4551 West 107th Street
                           Overland Park, Kansas 66207
                                 (913) 967-4000
            (Name, address and telephone number of agent for service)

                                    Copy to:
                               James M. Ash, Esq.
                       Blackwell Sanders Peper Martin LLP
                                 Plaza Colonnade
                          4801 Main Street, Suite 1000
                           Kansas City, Missouri 64112
                                 (816) 983-8000

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------ ------------------ ------------------- ------------------ ------------------
                                                                     Proposed maximum    Proposed maximum
                                                    Amount to be      offering price        aggregate          Amount of
      Title of securities to be registered         registered (1)      per share (2)      offering price    registration fee
------------------------------------------------ ------------------ ------------------- ------------------ ------------------
Common Stock, par value $.01 per share               4,500,000           $ 25.38          $ 114,210,000       $ 13,442.52
------------------------------------------------ ------------------ ------------------- ------------------ ------------------


(1) The 4,500,000 shares of Common Stock being registered is comprised of 500,000 shares issuable under the Employee Stock Purchase Plan and 4,000,000 shares issuable under the Amended and Restated 1995 Equity Incentive Plan and represents increases under the respective Plans approved at the Registrant's most recent annual stockholders' meeting held on May 12, 2005. This Registration Statement shall also be deemed to cover any additional shares of Common Stock that may be issued under the Employee Stock Purchase Plan or Amended and Restated 1995 Equity Incentive Plan as the result of any future stock split, stock dividend or other anti-dilution provision.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The maximum offering price per share is based on the average of the high and low prices of the Registrant's Common Stock as listed on the Nasdaq Stock Market on May 10, 2005.


                                     Part I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     As permitted by the rules of the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, this Registration Statement omits the information specified in Part I of Form S-8.

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Commission by the Company are incorporated in this Registration Statement on Form S-8 by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 26, 2004;

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 2005;

         3. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 26, 2004, except for information furnished under Current Reports on Form 8-K, which is not deemed filed and not incorporated herein by reference; and

         4. The description of common stock contained in the Company's Registration Statement on Form 8-A effective September 27, 1989, and any further amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Rebecca R. Tilden, Vice President and General Counsel of the Company, will issue an opinion as to the legality of the securities registered hereunder. Ms. Tilden owns 1,278 shares of Common Stock and holds unvested options to purchase 39,749 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers

     The Company has entered into indemnification agreements with certain officers and directors of the Company. Under these agreements, the Company agrees to hold harmless and indemnify each indemnitee generally to the full extent permitted by the Delaware General Corporation Law (the "DGCL") and against any and all liabilities, expenses, judgments, settlements, fines, damages, penalties and costs incurred in connection with any threatened, pending, actual or completed inquiry, interview, investigation, action, suit, arbitration or other proceeding, whether civil, criminal, administrative or any other type to which the indemnitee is made a party by reason of the fact that the indemnitee has been, is at the time or becomes a director or officer of the Company or any other entity at the request of the Company. The indemnity does not cover liability arising out of fraudulent acts, deliberate dishonesty or knowing misconduct.

     Article IX of the Bylaws of the Company provides for the indemnification of officers and directors of the Company generally to the extent permitted by
Section 145 of the DGCL,  including liability arising under the securities laws.
Article IX permits the Company to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties to any threatened, pending or completed legal action (whether civil, criminal, administrative, investigative or appellate) for reason of their being officers or directors. The indemnity may include expenses, attorneys' fees, judgments, fines and reasonably incurred costs of settlement, provided the officer and director acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company's best interests and, in the case of criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. The Company may indemnify officers and directors in derivative actions (in which suit is brought by a shareholder on behalf of the Company) under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is judged liable to the Company in the performance of his duties to the Company. If an officer or director if successful on the merits or otherwise in defense of any action referred to above, the Company must indemnify him against the expenses and attorneys' fees he actually and reasonably incurred.

     The Company has obtained liability insurance coverage for its officers and directors with respect to actions arising out of the performance of such officer's or director's duty in his capacity as such.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         4.1 Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications of Series A Participating Cumulative Preferred Stock of Applebee's International, Inc. (incorporated by reference to Exhibit 4.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994).

         5         Opinion of Rebecca R. Tilden, counsel to the Company.

         23.1      Consent of Rebecca R. Tilden (included in Exhibit 5).

         23.2      Consent of Deloitte & Touche LLP.

         24 Power of Attorney (included in signature page of Registration Statement).

Item 9.  Undertakings

         The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on May 16, 2005.

                         APPLEBEE'S INTERNATIONAL, INC.


                      By: /s/ Lloyd L. Hill
                         -----------------------------------------
                         Lloyd L. Hill
                         Chairman and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Applebee's International, Inc., hereby severally constitute Lloyd
L. Hill and Rebecca R. Tilden and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, or their duly appointed substitute, as the same may be designated in writing from time to time, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8, and generally to do all such things in our names and in our capacities as directors to enable Applebee's International, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



                Signature                                          Title                                Date

 /s/ Lloyd L. Hill                               Director, Chairman of the Board and Chief          May 16, 2005
------------------------------------                         Executive Officer
 Lloyd L. Hill                                         (Principal Executive Officer)


 /s/ Steven K. Lumpkin                           Director, Executive Vice President, Chief          May 16, 2005
------------------------------------                  Financial Officer and Treasurer
 Steven K. Lumpkin                                     (Principal Financial Officer)


 /s/ Beverly O. Elving                                 Vice President and Controller                May 16, 2005
------------------------------------                   (Principal Accounting Officer)
 Beverly O. Elving


 /s/ Erline Belton                                               Director                           May 16, 2005
------------------------------------
 Erline Belton


 /s/ Douglas R. Conant                                           Director                           May 16, 2005
------------------------------------
 Douglas R. Conant


                                       6

 /s/ D. Patrick Curran                                           Director                           May 16, 2005
------------------------------------
 D. Patrick Curran


 /s/ Eric L. Hansen                                              Director                           May 16, 2005
------------------------------------
 Eric L. Hansen


 /s/ Jack P. Helms                                               Director                           May 16, 2005
------------------------------------
 Jack P. Helms


 /s/ Burton M. Sack                                              Director                           May 16, 2005
------------------------------------
 Burton M. Sack


 /s/ Michael A. Volkema                                          Director                           May 16, 2005
------------------------------------
 Michael A. Volkema



                                Index of Exhibits

        Exhibit
        Number     Document


         4.1 Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications of Series A Participating Cumulative Preferred Stock of Applebee's International, Inc. (incorporated by reference to Exhibit 4.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994).

         5         Opinion of Rebecca R. Tilden, counsel to the Company.

         23.1      Consent of Rebecca R. Tilden (included in Exhibit 5).

         23.2      Consent of Deloitte & Touche LLP.

         24 Power of Attorney (included in signature page of Registration Statement).




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